EXHIBIT 23.1


We consent to the incorporation by reference in the Registration Statement (Form S-8) related to the 1999 Employee Stock Purchase Plan of Dal-Tile International Inc. of our report dated February 10, 1999, with respect to the consolidated financial statements and schedule of Dal-Tile International Inc. included in its Annual Report (Form 10-K) for the year ended January 1, 1999, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        ERNST & YOUNG LLP


May 12, 1999
Dallas, Texas